EXHIBIT 4.1



                          ----------------------------





                                    INDENTURE





                            Dated as of May __, 2005,



                                 by and between



                  CONSUMER PORTFOLIO SERVICES, INC., as obligor





                                       and



                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                   a national banking association, as trustee





                          ----------------------------

                                 $100,000,000.00



                     Renewable Unsecured Subordinated Notes


                                                              TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE..............................................................1
   Section 1.1       Definitions..................................................................................1
   Section 1.2       Other Definitions............................................................................6
   Section 1.3       Incorporation by Reference of Trust Indenture Act............................................6
   Section 1.4       Rules of Construction........................................................................7
ARTICLE II THE SECURITIES.........................................................................................7
   Section 2.1       Security Terms; Amount; Accounts; Interest; Maturity.........................................7
   Section 2.2       Written Confirmation; Rejection; Rescission.................................................11
   Section 2.3       Registrar and Paying Agent..................................................................11
   Section 2.4       Paying Agent to Hold Money in Trust.........................................................12
   Section 2.5       List of Holders.............................................................................12
   Section 2.6       Transfer and Exchange.......................................................................12
   Section 2.7       Payment of Principal and Interest; Principal and Interest Rights Preserved..................13
   Section 2.8       Outstanding Securities......................................................................14
   Section 2.9       Treasury Securities.........................................................................14
   Section 2.10      Defaulted Interest..........................................................................15
   Section 2.11      Temporary Notes.............................................................................15
   Section 2.12      Execution, Authentication And Delivery......................................................15
   Section 2.13      Book-Entry Registration.....................................................................16
   Section 2.14      Initial and Periodic Statements.............................................................17
   Section 2.15      Appointment of Agents.......................................................................17
ARTICLE III REDEMPTION AND REPURCHASE............................................................................18
   Section 3.1       Redemption of Securities at the Company's Election..........................................18
   Section 3.2       Repurchase of Securities at the Holder's Request............................................18
ARTICLE IV COVENANTS.............................................................................................20
   Section 4.1       Payment of Securities.......................................................................20
   Section 4.2       Maintenance of Office or Agency.............................................................20
   Section 4.3       SEC Reports and Other Reports...............................................................21
   Section 4.4       Compliance Certificate......................................................................22
   Section 4.5       Stay, Extension and Usury Laws..............................................................22
   Section 4.6       Liquidation.................................................................................23
   Section 4.7       Financial Covenants.........................................................................23
   Section 4.8       Restrictions on Dividends and Certain Transactions with Affiliates..........................23
   Section 4.9       Securitization Transactions and Additional Indebtedness.....................................23
ARTICLE V SUCCESSORS.............................................................................................24
   Section 5.1       When the Company May Merge, etc.............................................................24
   Section 5.2       Successor Entity Substituted................................................................24
ARTICLE VI DEFAULTS AND REMEDIES.................................................................................24
   Section 6.1       Events of Default...........................................................................24
   Section 6.2       Acceleration................................................................................25
   Section 6.3       Other Remedies..............................................................................26
   Section 6.4       Waiver of Past Defaults.....................................................................26
   Section 6.5       Control by Majority.........................................................................26
   Section 6.6       Limitation on Suits.........................................................................26
   Section 6.7       Rights of Holders to Receive Payment........................................................27
   Section 6.8       Collection Suit by Trustee..................................................................27




   Section 6.9       Trustee May File Proofs of Claim............................................................27
   Section 6.10      Priorities..................................................................................28
   Section 6.11      Undertaking for Costs.......................................................................28
ARTICLE VII TRUSTEE..............................................................................................29
   Section 7.1       Duties of Trustee...........................................................................29
   Section 7.2       Rights of Trustee...........................................................................30
   Section 7.3       Individual Rights of Trustee................................................................31
   Section 7.4       Trustee's Disclaimer........................................................................31
   Section 7.5       Notice of Defaults..........................................................................31
   Section 7.6       Reports by Trustee to Holders...............................................................31
   Section 7.7       Compensation and Indemnity..................................................................32
   Section 7.8       Replacement of Trustee......................................................................33
   Section 7.9       Successor Trustee by Merger, etc............................................................34
   Section 7.10      Eligibility; Disqualification...............................................................34
   Section 7.11      Preferential Collection of Claims Against Company...........................................34
ARTICLE VIII DISCHARGE OF INDENTURE..............................................................................34
   Section 8.1       Termination of Company's Obligations........................................................34
   Section 8.2       Application of Trust Money..................................................................35
   Section 8.3       Repayment to Company........................................................................36
   Section 8.4       Reinstatement...............................................................................36
ARTICLE IX AMENDMENTS............................................................................................36
   Section 9.1       Without Consent of Holders..................................................................36
   Section 9.2       With Consent of Holders.....................................................................37
   Section 9.3       Compliance with Trust Indenture Act.........................................................38
   Section 9.4       Effect of Consents..........................................................................38
   Section 9.5       Notation on or Exchange of Securities.......................................................38
   Section 9.6       Trustee to Sign Amendments, etc.............................................................39
ARTICLE X SUBORDINATION..........................................................................................39
   Section 10.1      Agreement to Subordinate....................................................................39
   Section 10.2      Liquidation; Dissolution; Bankruptcy........................................................39
   Section 10.3      Default of Senior Debt......................................................................40
   Section 10.4      When Distribution Must Be Paid Over.........................................................41
   Section 10.5      Notice by Company...........................................................................42
   Section 10.6      Subrogation.................................................................................42
   Section 10.7      Relative Rights.............................................................................42
   Section 10.8      Subordination May Not Be Impaired by the Company
                     or Holders of Senior Debt...................................................................42
   Section 10.9      Distribution or Notice to Representative....................................................44
   Section 10.10     Rights of Trustee and Paying Agent..........................................................44
   Section 10.11     Authorization to Effect Subordination.......................................................44
   Section 10.12     Article Applicable to Paying Agent..........................................................44
   Section 10.13     Miscellaneous...............................................................................45
ARTICLE XI MISCELLANEOUS.........................................................................................45
   Section 11.1      Trust Indenture Act Controls................................................................45
   Section 11.2      Notices.....................................................................................45
   Section 11.3      Communication by Holders with Other Holders.................................................46
   Section 11.4      Certificate and Opinion as to Conditions Precedent..........................................47



   Section 11.5      Statements Required in Certificate or Opinion...............................................47
   Section 11.6      Rules by Trustee and Agents.................................................................47
   Section 11.7      Legal Holidays..............................................................................47
   Section 11.8      No Recourse Against Others..................................................................48
   Section 11.9      Duplicate Originals.........................................................................48
   Section 11.10     Governing Law...............................................................................48
   Section 11.11     No Adverse Interpretation of Other Agreements...............................................48
   Section 11.12     Successors..................................................................................48
   Section 11.13     Severability................................................................................48
   Section 11.14     Counterpart Originals.......................................................................48
   Section 11.15     Table of Contents, Headings, etc............................................................48


EXHIBITS:
---------

A - Form of Note







                                                  CROSS-REFERENCE TABLE
*Trust Indenture Act Section                                                                     Indenture Section
310(a)(1).....................................................................................................7.10
(a)(2)....................................................................................................... 7.10
(a)(3)........................................................................................................N.A.
(a)(4)........................................................................................................N.A.
(a)(5)........................................................................................................N.A.
(b)......................................................................................................7.8; 7.10
(c)...........................................................................................................N.A.
311(a)........................................................................................................7.11
(b)...........................................................................................................7.11
(c)...........................................................................................................N.A.
312(a).........................................................................................................2.5
(b)...........................................................................................................11.3
(c)...........................................................................................................11.3
313(a).........................................................................................................7.6
(b)(1)........................................................................................................N.A.
(b)(2).........................................................................................................7.6
(c)......................................................................................................7.6; 11.2
(d)............................................................................................................7.6
314(a)..............................................................................................4.3; 4.4; 11.2
(b)...........................................................................................................N.A.
(c)(1)........................................................................................................11.4
(c)(2)........................................................................................................11.4
(c)(3)...................................................................................................11.4; 1.1
(d)...........................................................................................................N.A.
(e)...........................................................................................................11.5
(f)...........................................................................................................N.A.
315(a)......................................................................................................7.1(b)
(b)......................................................................................................7.5; 11.2
(c).........................................................................................................7.1(a)
(d).........................................................................................................7.1(c)
(e)...........................................................................................................6.11
316(a)(last sentence)..........................................................................................2.9
(a)(1)(A)......................................................................................................6.5
(a)(1)(B)......................................................................................................6.4
(a)(2)........................................................................................................N.A.
(b)............................................................................................................6.7
(c)...........................................................................................................N.A.
317(a)(1)......................................................................................................6.8
(a)(2).........................................................................................................6.9
(b)............................................................................................................2.4
318(a)........................................................................................................11.1


N.A. means not applicable
* This Cross Reference Table is not part of the Indenture


         THIS INDENTURE is hereby entered into as of May ___, 2005, by and between Consumer Portfolio Services, Inc., a California corporation (the "COMPANY"), as obligor, and Wells Fargo Bank, National Association, a national banking association, as trustee (the "TRUSTEE").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the renewable, unsecured, subordinated debt securities of the Company issued pursuant to the Company's registration statement on Form S-2, declared effective by the Securities and Exchange Commission on or about May 12, 2005 (the "REGISTRATION STATEMENT"):

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 DEFINITIONS.

         "ACCOUNT" means the record of beneficial ownership of a Security maintained by the Registrar.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "AGENT" means any Registrar, Paying Agent or co-registrar of the Securities or any Person appointed and retained by the Company to perform certain of the duties or obligations, or exercise certain of the rights and discretions, of the Company hereunder, on behalf of the Company pursuant to
Section 2.15 hereof.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "COMPANY" means Consumer Portfolio Services, Inc., a California corporation, unless and until replaced by a successor in accordance with Article V hereof and thereafter means such successor.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is originally dated, located at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, Minnesota, 55479, Attention: Consumer Portfolio Services, Inc. Administrator.

         "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FISCAL YEAR" means a year ending December 31.

         "GAAP" means, as of any date, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

         "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "HOLDER" means a Person in whose name a Security is registered.

         "INDEBTEDNESS" means, with respect to any Person and without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations) or the expenditure for any services or representing any hedging obligations, including without limitation, any such balance that constitutes an accrued expense or an account or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, (a) the Guarantee of items that would be included within this definition, and (b) liability for items that would arise by operation of a Person's status as a general partner of a partnership.

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "INTEREST ACCRUAL PERIOD" means, as to each Security, the period from the later of the Issue Date of such Security or the last Payment Date upon which an interest payment was made until and including the day before the following Payment Date during which interest accrues on each Security with respect to any Payment Date.

         "ISSUE DATE" means, with respect to any Security, the date on which such Security is deemed registered on the books and records of the Registrar, which shall be (i) the date the Company accepts funds for the purchase of the Security if such funds are received prior to 12:01 p.m. (Central Time) on a Business Day, or if such funds are not so received, on the next Business Day, or
(ii) the date that the Security is renewed as of the Maturity Date pursuant to
Section 2.1(e).


INDENTURE - Page 2

         "MATURITY DATE" means, with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided.

         "MATURITY RECORD DATE" means, with respect to any Security, as of 11:59 p.m. of the date 15 days prior to the Maturity Date or Redemption Date applicable to such Security.

         "NOTICE OF MATURITY" means a written notice from the Company to a Holder (as further described in Section 2.1(d)) that the Holder's Securities will be maturing on the related Maturity Date occurring within 15 days but not less than 10 days of the delivery of such notice.

         "OBLIGATIONS" means, with respect to any Indebtedness, any principal, premium, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities or amounts of whatever nature payable under the documentation governing, or with respect to, any such Indebtedness.

         "OFFICER" means the Chairman of the Board or principal executive officer of the Company, the President or principal operating officer of the Company, the Chief Financial Officer or principal financial officer of the Company, the Treasurer, Controller or principal accounting officer of the Company, Secretary or any Executive or Senior Vice-President of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal operating officer, principal financial officer or principal accounting officer of the Company; provided, however, that if the opinion of an accountant is required pursuant to TIA ss. 314(c)(3), the certificate must be signed by an Officer who is an accountant.

         "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "PARI PASSU DEBT" means any Indebtedness of the Company that is payable on a pari passu basis with the Securities, including without limitation the Indebtedness evidenced by the Company's Rising Interest Subordinated Redeemable Securities (RISRS).

         "PAYMENT ACCOUNT" means the bank account designated by the Holder to receive payments of interest and/or principal due on such Holder's Securities, as may be amended by the Holder by written notice to the Registrar from time to time.

         "PAYMENT DATE" means (i) with respect to any Security for which monthly interest payments are required to be made, the first day of the following calendar month or such other date as is designated by the Holder pursuant to subsection 2.1(c), (ii) with respect to any Security for which interest is required to be made quarterly, semi-annually or annually, the same day of the month as the quarterly, semi-annual or annual anniversary of the Issue Date of the Security (except in the case where the Issue Date of a Security is the 29th, 30th or 31st day of the month and there is no like date in the anniversary month, in which case the Payment Date for such month shall be the first day of the following month) and (iii) with respect to each Security, the Maturity Date (or such date following the Maturity Date on which payment is made pursuant to subsection 2.1(d) hereof), the Repurchase Date or the Redemption Date of the Security; provided, that if any such day in the preceding clauses (i) through
(iii) is not a Business Day, the Business Day immediately following such day.

INDENTURE - Page 3

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "POST-PETITION INTEREST" means interest accruing after the commencement of any bankruptcy or insolvency case or proceeding with respect to the Company or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to the related Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

         "PROSPECTUS" means the prospectus included in the Registration Statement at the time it was declared effective by the SEC, as supplemented by any prospectus supplement (including interest rate supplements) relating to the Securities that are filed with the SEC pursuant to Rule 424(b) under the Securities Act. References herein to the Prospectus shall be deemed to refer to and include the documents incorporated therein by reference.

         "QUALIFIED SALES AND FINANCING TRANSACTION" means any transaction or series of transactions (including without limitation the performance and liquidation or termination of such transactions) that may be entered into, sponsored or conducted by the Company or any of its Affiliates pursuant to which the Company or any of its Affiliates may sell, convey, finance, pledge or otherwise transfer to (a) a Special Purpose Entity (in the case of a transfer by the Company or any of its Affiliates) or (b) any other Person (in the case of a transfer by the Company or a Special Purpose Entity), or may grant a security interest in or pledge, any Receivables, any securities backed by or any interests in Receivables (whether now existing or arising or acquired in the future) and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets (including contract rights), which are customarily sold, transferred or pledged as security in connection with asset securitization, secured financing or other transactions involving Receivables, including the ability to finance and sell the residual cash flows retained from all such transactions.

         "RECEIVABLES" means installment sale contracts, loans evidenced by promissory notes secured by assets, leases, mortgages or other finance receivables or instruments purchased, originated or owned by the Company or any of its Affiliates.

         "REDEMPTION NOTICE" means a written notice from the Company to the Holders (as further described in Section 2.1(f)) stating that the Company is redeeming all or a specified portion of Securities pursuant to Section 3.1, with a copy to the Registrar and the Trustee.

         "REDEMPTION PRICE" means, with respect to any Security to be redeemed, the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to and not including the Redemption Date for such Security.

INDENTURE - Page 4

         "REGULAR RECORD DATE" means, with respect to each Payment Date, as of 11:59 p.m. of the date 15 days prior to such Payment Date.

         "REPAYMENT ELECTION" means a written notice from a Holder to the Company (as further described in Section 2.1(d)) stating that repayment of the Holder's Securities is required in connection with the maturity of such Securities.

         "REPURCHASE PRICE" means, with respect to any Security to be repurchased, the principal amount of such Security plus the interest accrued but unpaid during the Interest Accrual Period up to and not including the Repurchase Date for such Security, minus the Repurchase Penalty, if any.

         "REPURCHASE REQUEST" means a written notice from a Holder to the Company (as further described in Section 2.1(g)) stating that such Holder is making an irrevocable request for the Company to repurchase such Holder's Securities pursuant to Section 3.2.

         "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer in its Corporate Trust Office, or any other assistant officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY" or "SECURITIES" means, the Company's renewable, unsecured, subordinated notes issued under this Indenture pursuant to the Registration Statement.

         "SENIOR DEBT" means any Indebtedness other than the Securities and any Pari Passu Debt (whether outstanding on the date hereof or thereafter created) incurred by the Company (including its subsidiaries) whether such Indebtedness is or is not specifically designated by the Company as being "Senior Debt" in its defining instruments. Without limiting the generality of the foregoing, the term "Senior Debt" shall include any and all Indebtedness and other liabilities and Obligations owed from time to time by the Company to Levine Leichtman Capital Partners II, L.P. (or any of its affiliates).

         "SPECIAL PURPOSE ENTITIES" means Affiliates of the Company formed for the specific purpose of securitizing auto loan receivables or facilitating the Company's warehouse, residual and other financing facilities.

         "SUBSCRIPTION AGREEMENT" means a Subscription Agreement entered into by a Person under which such Person has committed to purchase certain Securities as identified thereby and which is in substantially the form filed as Exhibit 4.4 to the Registration Statement.

         "SERVICING AGENT" means Sumner Harrington Ltd., a Minnesota corporation.


INDENTURE - Page 5

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "TOTAL PERMANENT DISABILITY" means a determination by a physician approved by the Company that the Holder of a Security who is a natural person, who was gainfully employed on a full time basis at the Issue Date of such Security is unable to work on a full time basis during the succeeding twenty-four months. For purposes of this definition, "working on a full time basis" shall mean working at least forty hours per week.

         "TRUSTEE" means Wells Fargo Bank, National Association, a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

         "WRITTEN CONFIRMATION" means a written confirmation of the acceptance of a subscription for, or the transfer or pledge of, a Security or Securities in the form of a transaction statement executed or issued by the Company or its duly authorized Agent and delivered to the Holder of such Security or Securities with a copy to the Registrar and the Trustee, which is in substantially the form of Exhibit 4.3 to the Registration Statement.

SECTION 1.2 OTHER DEFINITIONS.

         TERM                               DEFINED IN SECTION
         ----                               ------------------

     "Bankruptcy Law"                              6.1

     "Custodian"                                   6.1

     "Event of Default"                            6.1

     "Legal Holiday"                              11.7

     "Paying Agent"                                2.3

     "Payment Blockage Period"                    10.3

     "Payment Notice"                             10.3

     "Redemption Date"                             2.1(f)

     "Registrar"                                   2.3

     "Registration Statement"                  Introduction

     "Repurchase Date"                             3.2(d)

     "Repurchase Penalty"                          3.2(b)

     "Securities Register"                         2.3


INDENTURE - Page 6

SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

(a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Securities;

                  "INDENTURE SECURITY HOLDER" means any Holder of the Securities;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

                  "OBLIGOR" on the Securities means the Company or any successor obligor upon the Securities.

                  (b) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.4 RULES OF CONSTRUCTION.

         Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) references to GAAP, as of any date, shall mean GAAP in effect in the United States as of such date; (d) "or" is not exclusive; (e) words in the singular include the plural, and in the plural include the singular; and (f) provisions apply to successive events and transactions.


INDENTURE - Page 7

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1 SECURITY TERMS; AMOUNT; ACCOUNTS; INTEREST; MATURITY.

                  (a) UNLIMITED AMOUNT AND FORM OF SECURITY. The outstanding aggregate principal amount of Securities to be issued hereunder (absent an amendment to the Registration Statement) is limited to $100 million, provided, however, that the Company may, without the consent of any Holder, increase such aggregate principal amount of Securities which may be outstanding at any time. The Securities are unsecured obligations of the Company and shall be subordinate in right of payment to the Senior Debt of the Company as further described in Article X. The Securities are an obligation and liability of the Company, and not of any other Person, including, without limitation, any shareholder, director, Officer, employee, Affiliate or Agent of the Company. The Securities are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, any other governmental or private fund, any securities insurer or any other Person.

                  In the event issued in certificated form pursuant to Section 2.13(b): (i) the Securities, together with the Trustee's certificate of authentication, shall be in substantially the form set forth as EXHIBIT A to this Indenture, with any appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities;
         (ii) any portion of the text of any Securities may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Securities; and (iii) the Securities may be subject to notations, legends or endorsements required by law, stock exchange rule, or agreements to which the Company is subject or usage.

                  (b) BOOK-ENTRY; DENOMINATIONS; TERM. Except as provided in
         Section 2.13(b), each Security shall neither be issued as, nor evidenced by, a promissory note or certificated security, but rather each Security shall be issued in book entry or uncertificated form, in which the record of beneficial ownership of each such Security shall be established and maintained as Accounts by the Registrar pursuant to
         Section 2.13. In connection with the issuance of each Security in book entry form in accordance with Section 2.13, each such Security shall be deemed to be represented in an uncertificated form that includes the same terms and provisions as those set forth in the form of Security in EXHIBIT A to this Indenture, and the related Account for each such Security shall be deemed to include these same terms and provisions.


INDENTURE - Page 8

                  Each Security shall be in such denominations as provided by this Indenture and as may be designated from time to time by the Company, but in no event in an original denomination less than $1,000. Separate purchases may not be cumulated to satisfy the minimum denomination requirements. Each Security shall have a term of three or six months, or one, two, three, four, five or ten years, as designated by the Holder at the time of purchase, subject to the Company's acceptance thereof.

                  (c) INTEREST AND INTEREST PAYMENTS. Each Security shall bear interest from and commencing on its Issue Date at such rate of interest as the Company shall determine from time to time, which rate may vary from Holder to Holder depending upon the aggregate principal amount of Securities held by such Holder and all immediate family members, as set forth in the Prospectus; provided, however, that the interest rate of each Security will be fixed for the term of such Security upon issuance, subject to change upon the renewal of the Security at maturity. Interest on the Securities will compound daily based on a calendar year consisting of 365 days and the Holder thereof may elect to have interest paid monthly, quarterly, semi-annually, annually, or upon maturity, which payments shall be made on the Payment Date, except that a Holder who elects monthly payments may select the day of the month on which to receive interest payments; provided that no interest shall be paid to a Holder until the expiration of the Holder's rescission right under Section 2.2(b) and, if the monthly interest payment date selected by the Holder is within five Business Days of the Issue Date of the Security, the first interest payment will be made in the following month and will include all of the interest earned since the Issue Date. If the Holder does not elect an interest payment option, interest will be paid on the Maturity Date of the Note. A Holder may change this election once during the term of the Security, subject to the Company's approval, which change shall be effective by the first Business Day following the 45th day after receipt of written notice from the Holder requesting such change.

                  (d) REPAYMENT ELECTION AT MATURITY. The Company will send each Holder of a Security (existing as of the applicable Maturity Record
         Date) a Notice of Maturity approximately 15 but not less than 10 days prior to the Maturity Date of the Security held by such Holder reminding such Holder of the pending maturity of the Security and reminding the Holder that the automatic renewal provision described in
         Section 2.1(e) will take effect, unless (i) the Company states in the Notice of Maturity that it will not allow the Holder to renew the Security (in which case the Company shall pay the Holder principal and accrued interest with regard to the Security on the Maturity Date), or
         (ii) the Holder delivers a Repayment Election to the Company for the payment of all principal and interest due on the Security as of the Maturity Date so that such Repayment Election is received by the Company within 15 days after the Maturity Date. Such Notice of Maturity shall also state that payment of principal of a Security shall be made upon presentation of a Repayment Election requiring payment of such Security and shall specify the place where such Repayment Election may be presented. Upon or following the delivery of a Notice of Maturity for a Security, the Holder thereof, in their discretion, may deliver to the Company a Repayment Election; provided that such Repayment Election must be delivered to the Company no later than 15 days after the Maturity Date. If a Holder delivers a Repayment Election requiring repayment on or prior to the 15th day following the Maturity Date, no interest will accrue after the Maturity Date and the Holder will be sent payment upon the later of the Maturity Date or five days following the date the Company receives such Repayment Election from the Holder; provided that if the Company has previously paid interest to the Holder for periods after the Maturity Date, such interest shall be deducted from such payment.

INDENTURE - Page 9

                  The Notice of Maturity also shall state that the Holder may, and the Holder may, submit a Repayment Election for the repayment of the maturing Security and use all or a portion of the proceeds thereof to purchase a new Security with a different term. To exercise this option, the Holder shall complete a new Subscription Agreement for the new Security and send it along with the Holder's Repayment Election to the Company. The Issue Date of the new Security shall be the Maturity Date of the maturing Security. Any proceeds from the maturing Security that are not applied to the purchase of the new Security shall be sent to the Holder of such maturing Security.

                  If a Security pays interest only on the Maturity Date, then the Notice of Maturity also shall state that the Holder may, and the Holder may, submit an "interest-only" Repayment Election in which the Holder requires the payment of the accrued interest that such Holder has earned on the maturing Security up to the Maturity Date and allows the principal amount of such maturing Security to renew in the manner provided in subsection (e) below.

                  (e) AUTOMATIC RENEWAL. If a Holder of such Security has not delivered a Repayment Election for repayment of the Security on or prior to the 15th day following the Maturity Date, and the Company did not notify the Holder of its intention to repay the Security in the Notice of Maturity, then such maturing Security shall be extended automatically for an additional term equal to the original term, and shall be deemed to be renewed by the Holder and the Company as of the Maturity Date of such maturing Security. A maturing Security will continue to renew as described herein absent a Redemption Notice or Repurchase Request by the Holder or an indication by the Company that it will repay and not allow the Security to be renewed in the Notice of Maturity. Interest on the renewed Security shall accrue from the Issue Date thereof, which is the first day of such renewed term (i.e., the Maturity Date of the maturing Security). Such renewed Security will be deemed to have the identical terms and provisions of the maturing Security, including provisions relating to payment, except that the interest rate payable during the term of the renewed Security shall be the interest rate which is being offered by the Company on other Securities having the same term and to Persons holding the same aggregate principal amount of Securities (including holdings of immediate family members, as described in the Prospectus) as of the Issue Date of such renewal. If other Securities having the same term are not then being issued on the Issue Date of such renewal, the interest rate upon renewal will be the rate specified by the Company on or before the Maturity Date of such Security, or the then existing rate of the Security being renewed if no such rate is specified. If the maturing Security pays interest only on the Maturity Date, then, except as provided in subsection (d) above, all accrued interest thereon shall be added to the principal amount of the renewed Security upon renewal.


INDENTURE - Page 10

                  Notwithstanding the foregoing or anything in Section 2.1(d) to the contrary, if a Repayment Election is given or is due at a time when the Company has determined that a post-effective amendment to the Registration Statement was required but not yet effective, the Company will provide notice to the Holder (including a copy of the post-effective amendment to the Prospectus), and the Holder will be entitled to rescind his or her Repayment Election, if made, or to make a Repayment Election, if not previously made, by delivering a written rescission of the earlier Repayment Election, or a Repayment Election, as the case may be, to the Company no later than 10 days following the postmark date on the Company's notice of such post-effective amendment.

                  (f) REDEMPTION NOTICE FROM COMPANY. Pursuant to Section 3.1, each Security shall be redeemable by the Company at any time, without penalty, upon the delivery of a Redemption Notice to the Holder of such Security. Such Redemption Notice shall set forth a date for the redemption of such Security (the "REDEMPTION DATE") that is at least 30 days after the date that such Redemption Notice has been delivered by the Company to the Holder hereunder.

                  (g) REPURCHASE REQUEST BY HOLDER. Pursuant to and subject to the limitations set forth in Section 3.2, each Security shall be subject to repurchase at the request of the Holder upon the delivery of a Repurchase Request to the Company. Subject to the limitations on repurchase and the Repurchase Penalties described in Section 3.2, the payment of interest and principal due upon the repurchase of a Security shall be made to the Holder on a Repurchase Date that is within 10 days of the delivery of such Repurchase Request to the Company or, in the case of a repurchase of a Security in connection with the death or Total Permanent Disability of a Holder, a Repurchase Date that is within 10 days after the Company's receipt of satisfactory establishment or such Holder's death or Total Permanent Disability.

                  (h) TERMS OF SECURITIES. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders by accepting the Securities, expressly agree to such terms and provisions and to be bound hereby and thereby. In case of a conflict, the provisions of this Indenture shall control.

SECTION 2.2 WRITTEN CONFIRMATION; REJECTION; RESCISSION.

                  (a) Except with respect to an automatically renewed Security pursuant to Section 2.1(e), a Security shall not be validly issued to a Person until the following have occurred: (i) such Person has remitted good and available funds for the full principal amount of such Security to the Company or a duly authorized Agent of the Company; (ii) a Written Confirmation of the acceptance of the subscription is sent by the Company or a duly authorized Agent of the Company to such Person; and (iii) an Account is established by the Registrar in the name of such Person as the Holder of such Security pursuant to Section 2.13 hereof. The Company or a duly authorized Agent of the Company, in their sole discretion, may reject any subscription from a Person for the purchase of Securities, in which event any funds received from such Person pursuant to such subscription shall be promptly returned to such Person. No interest shall be paid on any funds returned on a rejected subscription.


INDENTURE - Page 11

                  (b) For a period of five Business Days following the mailing by the Company of (i) a Written Confirmation that evidences the valid issuance of a Security at the time of original purchase (but not upon transfer or automatic renewal of a Security), or (ii) notice from the Company that a Holder's purchase of a Security occurred at a time when a post-effective amendment to the Registration Statement was required but not yet effective (which notice shall be accompanied by a copy of the post-effective amendment to the Prospectus), such Holder shall have the right to rescind the Security and receive repayment of the principal by presenting a written request for such rescission to the Company. Such written request for rescission (A) if personally delivered or delivered via facsimile or electronic transmission, must be received by the Company on or prior to the 5th Business Day following the mailing of such Written Confirmation or post-effective amendment notice by the Company or (B) if mailed must be postmarked on or before the 5th Business Day following the mailing by the Company of such Written Confirmation or post-effective amendment notice. Repayment of the principal shall be made within 10 days of the Company's receipt of such request from the Holder. No interest shall be paid on any such rescinded Security.

SECTION 2.3 REGISTRAR AND PAYING AGENT.

                  (a) The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR") and (ii) an office or agency where Securities may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange, which shall include the name, address for notices and Payment Account of the Holder and the payment election information, principal amount, term and interest rate for each Security (the "SECURITIES REGISTER"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "REGISTRAR" includes any co-registrar, and the term "PAYING AGENT" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder; provided that the Company shall promptly notify the Holders and the Trustee of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent and/or Registrar. In the event the Company uses any Agent other than the Company or the Trustee, the Company shall enter into an appropriate agency agreement with such Agent, which agreement shall incorporate the provisions of the TIA or provide that the duties performed thereunder are subject to and governed by the provisions of this Indenture. The agreement shall implement or be subject to the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof. In no event shall the Trustee be liable for the acts or omissions of any predecessor Paying Agent or Registrar.

                  (b) Pursuant to Section 2.15, the Company hereby appoints the Servicing Agent as the initial Registrar and as agent for service of notices and demands in connection with the Securities. The Servicing Agent shall act as Registrar and agent for service of notices and demands in connection with the Securities until such time as the Company gives the Trustee written notice to the contrary. Also pursuant to Section 2.15, the Company hereby appoints Wells Fargo Bank, National Association as the initial Paying Agent.

INDENTURE - Page 12

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST.

         Prior to each Payment Date, the Company shall deposit with the Paying Agent sufficient funds to pay principal and interest then so becoming due and payable in cash. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Securities, and will notify the Trustee promptly in writing of any default by the Company in making any such payment. While any such default continues, the Trustee shall require a Paying Agent (if other than the Company) to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, then the Company shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. The Company shall notify the Trustee in writing at least five days before the Payment Date of the name and address of the Paying Agent if a person other than the Trustee is named Paying Agent at any time or from time to time.

SECTION 2.5 LIST OF HOLDERS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Registrar shall furnish to the Trustee within 10 days after the end of each fiscal quarter during the term of this Indenture and at such other times as the Trustee may request in writing, a copy of the current Securities Register as of such date as the Trustee may reasonably require and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.6 TRANSFER AND EXCHANGE.

                  (a) The Securities are not negotiable instruments and cannot be transferred without the prior written consent of the Company (which consent shall not be unreasonably withheld). Requests to the Registrar for the transfer of any Security shall be:

                           (i) made to the Registrar in writing on a form
                  supplied by the Registrar;

                           (ii) duly executed by the Holder of the Security, as
                  reflected on the Registrar's records as of the date of receipt of such transfer request, or such Holder's attorney duly authorized in writing;

                           (iii) accompanied by the written consent of the
                  Company to the transfer (which consent may not be unreasonably withheld); and

INDENTURE - Page 13

                           (iv) if requested by the Company or the Registrar, an
                  opinion of Holder's counsel (which counsel shall be reasonably acceptable to the requesting party) that the transfer does not violate any applicable securities laws and/or a signature guarantee.

                  (b) Upon transfer of a Security, the Company, or the Registrar on behalf of the Company, will provide the new registered owner of the Security with a Written Confirmation that will evidence the transfer of the Security in the Securities Register and will establish a corresponding Account.

                  (c) The Company or the Registrar may assess reasonable service charges to a Holder for any registration or transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 9.5 hereof).

                  (d) With respect to the relevant Regular Record Date, the Company shall treat the individual or entity listed on each Account maintained by the Registrar as the absolute owner of the Security represented thereby for purposes of receiving payments thereon and for all other purposes whatsoever.

SECTION 2.7 PAYMENT OF PRINCIPAL AND INTEREST; PRINCIPAL AND INTEREST RIGHTS PRESERVED.

                  (a) Each Security shall accrue interest at the rate specified for such Security in the Securities Register and such interest shall be payable on each Payment Date following the Issue Date for such Security, until the principal thereof becomes due and payable. Any installment of interest payable on a Security that is caused to be punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid to the Holder in whose name such Security is registered in the Securities Register on the applicable Regular Record Date with respect to the Securities outstanding, by electronic deposit to such Holder's Payment Account as it appears in the Securities Register on such Regular Record Date. The payment of any interest payable in connection with the payment of any principal payable with respect to such Security on a Maturity Date shall be payable as provided below. In the event any payments made by electronic deposit are not accepted into the Holder's Payment Account for any reason, such funds shall be held in accordance with Sections 2.4 and 8.3 hereof. Any installment of interest not punctually paid or duly provided for shall be payable in the manner and to the Holders as specified in Section
         2.10 hereof.

                  (b) Each of the Securities shall have stated maturities of principal as shall be indicated on such Securities or in the Written Confirmation and as set forth in the Securities Register. The principal of each Security shall be paid in full as of the Maturity Date thereof pursuant to Section 2.1(d), unless the term of such Security is renewed pursuant to Section 2.1(e) hereof or such Security becomes due and payable at an earlier date by acceleration, redemption, repurchase or otherwise. Interest on each Security shall be due and payable on each


INDENTURE - Page 14

         Payment Date at the interest rate applicable to such Security for the Interest Accrual Period related to such Security and such Payment Date. Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Securities, if the Securities have become or been declared due and payable following an Event of Default, then payments of principal of and interest on the Securities shall be made in accordance with Article VI hereof. If definitive, certificated securities are issued, then the principal payment made on any Security on any Maturity Date (or the Redemption Price or the Repurchase Price of any Security required to be redeemed or repurchased, respectively), and any accrued interest thereon, shall be payable on or after the Maturity Date, Redemption Date or the Repurchase Date therefore at the office or agency of the Company maintained by it for such purpose pursuant to Section 2.3 hereof or at the office of any Paying Agent for such Security.

                  (c) All computations of interest due with respect to any Security shall be made, unless otherwise specified in the Security, based upon a 365-day year.

SECTION 2.8 OUTSTANDING SECURITIES.

                  (a) The Securities outstanding at any time are the outstanding principal balances of all Accounts representing the Securities maintained by the Company or such other entity as the Company designated as Registrar.

                  (b) If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (c) Subject to Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.9 TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

SECTION 2.10 DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on any Security, it shall pay the defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest, to the Holder of such Security on a subsequent special Payment Date, which date shall be at the earliest practicable date, but in all events within 15 days following the scheduled Payment Date of the defaulted interest, in each case at the rate provided in the Security. The Regular Record Date for the scheduled Payment Date shall be the record date for the special Payment Date. Prior to any such special Payment Date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holder(s) a notice that states the special Payment Date and the amount of such interest to be paid.


INDENTURE - Page 15

SECTION 2.11 TEMPORARY NOTES.

         If Securities are issued in certificated form in the limited circumstances contemplated under Section 2.13(b), pending the preparation of definitive Securities, the Company may execute, and direct that the Trustee authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Registrar without charge to the Holder.

         Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.12 EXECUTION, AUTHENTICATION AND DELIVERY.

                  (a) Subject to subsection (b) below, the Securities shall be executed on behalf of the Company by an Officer and attested by its Secretary or Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At the time of and from time to time after the execution and delivery of this Indenture, the Company will deliver definitive or certificated forms of Securities, if any, executed by the Company to the Trustee for authentication, together with a direction from the Company for the authentication and delivery of such Securities. The Trustee in accordance with such direction from the Company shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. Securities issued hereunder shall be dated as of their Issue Date.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security an authentication executed by or on behalf of the Trustee by manual signature, and such authentication upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of the Indenture.


INDENTURE - Page 16

(b) Notwithstanding the preceding subsection (a) of this Section, in connection with the issuance of each Security in book-entry form pursuant to Section 2.13, each Security shall be deemed to be executed and attested to by the Company and authenticated and delivered by the Trustee, in the same manner as provided in the preceding subsection
         (a), upon the delivery by the Company (or the Company's duly authorized Agent) to the Holder of such Security of a Written Confirmation, with a copy of such Written Confirmation delivered to the Trustee, and the establishment by the Registrar of an Account for such Security in the name of the Holder pursuant to Section 2.13 hereof.

SECTION 2.13 BOOK-ENTRY REGISTRATION.

                  (a) The Registrar shall maintain a book-entry registration and transfer system through the establishment and maintenance of Accounts for the benefit of Holders of Securities as the sole method of recording the ownership and transfer of ownership interests in such Securities. The registered owners of the Accounts established by the Registrar in connection with the purchase or transfer of the Securities shall be deemed to be the Holders of the Securities outstanding for all purposes under this Indenture. The Company (or its duly authorized Agent) shall promptly notify the Registrar of the acceptance of a subscriber's order to purchase a Security by providing a copy of the accepted Subscription Agreement and the related Written Confirmation, and upon receipt of such notices, the Registrar shall establish an Account for such Security by recording a credit to its book-entry registration and transfer system to the Account of the related Holder of such Security for the principal amount of such Security owned by such Holder and issue a Written Confirmation to the Holder, with a copy being delivered to the Trustee, on behalf of the Company. The Registrar shall make appropriate credit and debit entries within each Account to record all of the applicable actions under this Indenture that relate to the ownership of the related Security and issue Written Confirmations to the related Holders as set forth herein, with copies being delivered to the Trustee, on behalf of the Company. For example, the total amount of any principal and/or interest due and payable to the Holders of the Accounts maintained by the Registrar as provided in this Indenture shall be credited to such Accounts by the Registrar within the time frames provided in this Indenture, and the amount of any payments of principal and/or interest distributed to the Holders of the Accounts as provided in this Indenture shall be debited to such Accounts by the Registrar. The Trustee may review the book-entry registration and transfer system as it deems necessary to ensure the Registrar's compliance with the terms of the Indenture.

                  (b) Book-entry Accounts evidencing ownership of the Securities shall be exchangeable for definitive or certificated forms of Securities in denominations of $1,000 and any amount in excess thereof and fully registered in the names as each Holder directs only if (i) the Company at its option advises the Trustee and the Registrar in writing of its election to terminate the book-entry system, or (ii) after the occurrence of any Event of Default, Holders of a majority of the aggregate outstanding principal amount of the Securities (as determined based upon the latest quarterly statement provided to the Trustee pursuant to Section 2.5 hereof) advise the Trustee in writing that the continuation of the book-entry system is no longer in the best interests of such Holders and the Trustee notifies all Holders of the Securities, of such event and the availability of certificated forms of securities to the Holders of Securities.

INDENTURE - Page 18

SECTION 2.14 INITIAL AND PERIODIC STATEMENTS.

                  (a) Subject to the rejection of a Subscription Agreement pursuant to Section 2.2(a), the Registrar shall send Written Confirmations to initial purchasers, registered owners, registered pledgees, former registered owners and former pledgees, within two Business Days of its receipt of proper notice regarding the purchase, transfer or pledge of a Security, with copies of such Written Confirmations being delivered to the Trustee, on behalf of the Company.

                  (b) The Registrar shall send each Holder of a Security (and each registered pledgee) via U.S. mail not later than 10 Business Days after each quarter end in which such Holder had an outstanding balance in such Holder's Account, a statement which indicates as of the quarter end preceding the mailing: (i) the balance of such Account; (ii) interest credited for the period; (iii) repayments, redemptions or repurchases, if any, during the period; and (iv) the interest rates paid on the Securities in such Account during the period. The Registrar shall provide additional statements as the Holders or registered pledgees of the Securities may reasonably request from time to time. The Registrar may charge such Holders or pledgees requesting such statements a fee to cover the charges incurred by the Registrar in providing such additional statements.

SECTION 2.15 APPOINTMENT OF AGENTS.

         The Company may from time to time engage Agents to perform its obligations and exercise its rights and discretion under the terms of this Indenture. In each such case, the Company will provide the Trustee with a copy of each agreement under which any such Agent is engaged and the name, address, telephone number and capacity of the Agent appointed. If any such Agent shall resign, or such Agent's engagement is terminated by the Company, subsequent to the Agent's appointment by the Company under this Section 2.15, the Company shall promptly notify the Trustee of such resignation or termination, along with the name, address, telephone number and capacity of any successor Agent. Notwithstanding any engagement of an Agent hereunder, the Company shall remain obligated to fulfill each of its obligations under this Indenture.

                                  ARTICLE III

                            REDEMPTION AND REPURCHASE

SECTION 3.1 REDEMPTION OF SECURITIES AT THE COMPANY'S ELECTION.

                  (a) The Company may redeem, in whole or in part, any Security prior to the scheduled Maturity Date of the Security by providing pursuant to Section 2.1(f) a Redemption Notice to the Holder thereof listed on the records maintained by the Registrar, which notice shall include the Redemption Date and the Redemption Price to be paid to the Holder on the Redemption Date. No interest shall accrue on a Security to be redeemed under this Section 3.1 for any period of time after the Redemption Date for such Security, provided that the Company or the Paying Agent has timely tendered the Redemption Price to the Holder.


INDENTURE - Page 18

                  (b) The Company shall have no mandatory redemption or sinking fund obligations with respect to any of the Securities.

                  (c) In its sole discretion, the Company may offer certain Holders the ability to extend the maturity of an existing Security through the redemption of such Security and the issuance of a new Security. This redemption option shall not be subject to the 30 day notice of redemption described in Section 2.1(f).

SECTION 3.2 REPURCHASE OF SECURITIES AT THE HOLDER'S REQUEST.

                  (a) REPURCHASE UPON DEATH OR DISABILITY. Subject to subsection
         (c) below, within 45 days of the death or Total Permanent Disability of a Holder who is a natural person (including Securities held in an individual retirement account), the estate of such Holder (in the event of death) or such Holder (in the event of Total Permanent Disability) may request that the Company repurchase, in whole and not in part, without penalty, the Security held by such Holder, by delivering to the Company a Repurchase Request. If a Security is held jointly by natural persons who are legally married, then a Repurchase Request may be made when either registered Holder of such Security dies or becomes subject to a Total Permanent Disability, the surviving Holder or the disabled Holder may request that the Company repurchase in whole and not in part, without penalty, such Security as jointly held by the Holders by delivering to the Company a Repurchase Request. In the event a Security is held jointly by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Security unless all joint holders of such Security have either died or suffered a Total Permanent Disability. If the Security is held by a Holder who is not a natural person, such as a trust, partnership, corporation or other similar entity, the right to request repurchase upon death or disability does not apply.

                  (b) REPURCHASE UPON HOLDER'S ELECTION. Subject to subsection
         (c) below, a Holder may request the Company to repurchase, in whole and not in part, the Security held by such Holder by delivering a Repurchase Request to the Company. Any such requested repurchase shall be made only at the Company's discretion and, if made, will be subject to an early Repurchase Penalty to be deducted from the payment of such Holder's Repurchase Price on the Repurchase Date. The early repurchase penalty (the "REPURCHASE Penalty") shall equal the following: (i) with respect to a Security with a three month maturity, the interest accrued on a simple interest basis on such Security from the Issue Date to the Repurchase Date at the existing interest rate thereof, but not to exceed three months of simple interest on such Security, or (ii) with respect to a Security with a maturity of six months or longer, the interest accrued on a simple interest basis on such Security from the Issue Date to the Repurchase Date at the existing interest rate thereof, but not to exceed six months of simple interest on such Security.


INDENTURE - Page 19

                  (c) LIMITATION ON REPURCHASES. The Company will only be required to repurchase Securities for which Repurchase Requests have been received pursuant to paragraph (a) above, and, if accepted by the Company, paragraph (b) above, to the extent that the aggregate Repurchase Price for all Securities for which Repurchase Requests are then outstanding in any calendar quarter would not exceed the greater of (i) two percent of the aggregate outstanding principal balance of all Securities as of the last day of the previous calendar quarter or
         (ii) $1 million. For the purposes of applying such limits on the aggregate Repurchase Price for outstanding Repurchase Requests, such outstanding Repurchase Requests will be honored in the order of the date received or, in the case of Repurchase Requests made in connection with a Holder's death or Total Permanent Disability, the later of the date received or the date such death or Total Permanent Disability is established to the reasonable satisfaction of the Company, and to the extent any Repurchase Request is not paid in the quarter received or so established due to such limitations, it will be honored in the subsequent quarter, to the extent possible, subject to the applicability of such limits on aggregate Repurchase Requests in each subsequent quarter. For the avoidance of doubt, in the event that the Company would otherwise be required to repurchase a Security hereunder in a given quarter by reason of the priority of the Repurchase Request (as established in this Section) but for the fact that the Repurchase Price exceeds the amount remaining under the forgoing limitations (after giving effect to all other Repurchase Requests having priority during such quarter), the Company may, at its option, effect a partial repurchase of such Security, up to the portion of the Repurchase Price covered by the amount remaining, and carry the Repurchase Request for the balance of such Security forward as provided above.

                  (d) REPURCHASE DATE. To the extent a Security for which a Repurchase Request has been received during the then current calendar quarter is determined not to be subject to the limitation in subsection
         (c) above and thus, will be repurchased during the current quarter, then the Company shall designate a date for the repurchase of such Security (the "REPURCHASE DATE"), which date shall not be more than 10 days after the Company's receipt of the Repurchase Request or, in the case of a Repurchase Request following the death or Total Permanent Disability of the Holder, 10 days after the Company's receipt of satisfactory establishment of such Holder's death or Total Permanent Disability. On the Repurchase Date, the Company shall pay the Repurchase Price to the Holder (or the estate of the Holder, in the case of a request following death) in accordance with Section 2.7. With respect to a Security for which a Repurchase Request has been received during a prior calendar quarter and for which the Repurchase Price was not paid during such prior calendar quarter, but rather the Repurchase Request has been carried over to and is still outstanding in the current calendar quarter (because of the limitation in subsection (c) above), the Company shall designate a Repurchase Date not later than the tenth (10th) day after the start of such calendar quarter, unless subsection (c) is again applicable, in which case such obligation shall be met not later than the tenth (10th) day after the start of the next calendar quarter during which such limitation is no longer applicable. No interest shall accrue on a Security to be repurchased under this
         Section 3.2 for any period of time on or after the Repurchase Date for such Security, provided that the Company or the Paying Agent has timely tendered the Repurchase Price to the Holder or the estate of the Holder, as the case may be.

INDENTURE - Page 20

                  (e) WAIVER AND MODIFICATION OF REPURCHASE POLICIES. The Company may waive or reduce any early Repurchase Penalty in its sole discretion and may modify at any time its policy on the repurchase of Securities at the request of Holders; provided that no such modification shall adversely affect the rights of Holders to the repurchase of Securities for which Repurchase Requests are then outstanding.

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1 PAYMENT OF SECURITIES.

                  (a) Subject to Article X, the Company shall duly pay the principal of and interest on each Security on the dates and in the manner provided under this Indenture. Principal and interest (to the extent such interest is paid in cash) shall be considered paid on the date due if the Paying Agent, if other than the Company, holds, at least one Business Day before that date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due; provided, however, that principal and interest shall not be considered paid within the meaning of this
         Section 4.1 if money is held by the Paying Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article X hereof. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest, if any) that exceeds such amount of principal and interest paid on the Securities in accordance with this Section 4.1.

                  (b) Subject to Article X, to the extent lawful, the Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Securities, compounded semi-annually; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semi-annually.

SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY.

                  (a) The Company will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


INDENTURE - Page 21

                  (c) The Company hereby designates its office at 16355 Laguna Canyon Road, Irvine, California 92618, as one such office or agency of the Company in accordance with Section 2.3.

SECTION 4.3 SEC REPORTS AND OTHER REPORTS.

                  (a) The Company shall provide to the Trustee, within 45 days after filing with the SEC, paper copies or, if such documents are readily available on the SEC's website, notification of the availability of, the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall otherwise comply with the periodic reporting requirements as set forth in TIA ss. 314(a), and the Company shall file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations. Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of the Indenture.

                  (b) The Company, or such other entity as the Company shall designate as Registrar, shall provide the Trustee at intervals of not more than six months with management reports which provide the Trustee with such information regarding the Accounts maintained by the Company for the benefit of the Holders of the Securities as the Trustee may reasonably request which information shall include at least the following for the relevant time interval from the date of the immediately preceding report: (i) the outstanding balance of each Account at the end of the period; (ii) interest credited for the period; (iii) repayments, repurchases and redemptions, if any, made during the period; and (iv) the interest rate paid on each Security in such Account maintained by the Registrar during the period.

                  (c) Notwithstanding any provision of this Indenture to the contrary, the Company shall not have any obligation to maintain any of its securities (other than the Securities hereunder), including without limitation its common stock, as securities registered under the Exchange Act or the Securities Act, as amended, or as securities listed and publicly traded on any national securities exchange.

SECTION 4.4 COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, beginning in 2006, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this


INDENTURE - Page 22

         Indenture, and further stating, as to each such Officer signing such certificate, that to the best of their knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of their knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to
         Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated the provisions of Section 4.1 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5 STAY, EXTENSION AND USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all beneficial advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.6 LIQUIDATION.

         The Board of Directors or the stockholders of the Company shall not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, otherwise than (i) substantially as an entirety (Section 5.1 of this Indenture being the Section hereof which governs any such sale, lease, conveyance or other disposition substantially as an entirety), or (ii) and Qualified Sales and Financing Transaction, and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of capital stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obligations hereunder and under the Securities as to the payment of principal and interest.

INDENTURE - Page 23

SECTION 4.7 FINANCIAL COVENANTS.

         The Company covenants that, so long as any of the Securities are outstanding, the Company will maintain a positive net worth, which includes all equity held by the Company's common and preferred stockholders and any subordinated debt of the Company that is subordinate to these Securities.

SECTION 4.8 RESTRICTIONS ON DIVIDENDS.

         The Company covenants that, so long as any of the Securities are outstanding, it shall not declare or pay any dividends or other payments of cash or other property solely on account of its capital stock to its common or preferred stockholders (other than any dividend payable in shares of or rights to acquire shares of the Company's capital stock on a pro rata basis to all stockholders), unless no Default or Event of Default specified under Section 6.1(a) or (b) then exists or would exist immediately following the declaration or payment of such dividend or other payment.

SECTION 4.9 SECURITIZATION TRANSACTIONS AND ADDITIONAL INDEBTEDNESS.

         Notwithstanding any provision to the contrary within this Indenture, the Company shall not be prohibited, restricted or otherwise limited under this Indenture from entering into, sponsoring or conducting any Qualified Sales and Financing Transaction.

         Except as otherwise provided in Section 4.8(b), the Company shall not be prohibited, restricted or otherwise limited from incurring or refinancing any Indebtedness subsequent to the date hereof, which Indebtedness will have such terms and provisions as the Company and the lender thereof may agree upon without any restriction or limitation hereunder and such Indebtedness will likely be senior in right of payment to the Securities.

                                   ARTICLE V

                                   SUCCESSORS

SECTION 5.1 WHEN THE COMPANY MAY MERGE, ETC.

                  (a) The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance

INDENTURE - Page 24
         or other disposition shall have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture; and (iii) immediately after such transaction no Default or Event of Default exists.

(b) The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.2 SUCCESSOR ENTITY SUBSTITUTED.

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor entity or Person formed by such consolidation or into or with which the Company, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity or Person has been named as the Company herein, and upon such succession and substitution, the Company shall be released from all of its obligations and liabilities under this Indenture and the Securities.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.1 EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs if:

                  (a) the Company fails to pay interest on a Security when the same becomes due and payable and such failure continues for a period of 15 days, whether or not such payment is prohibited by the provisions of
         Article X hereof;

                  (b) the Company fails to pay the principal amount of any Security when the same becomes due and payable on any Payment Date, and such failure continues for a period of 15 days, whether or not prohibited by the provisions of Article X hereof;

                  (c) the Company fails to observe or perform any material covenant, condition or agreement on the part of the Company under this Indenture or the breach by the Company of any material representation or warranty of the Company under this Indenture, and such failure or breach continues unremedied for a period of 60 days after the Company's receipt of written notice of such failure or breach;


INDENTURE - Page 25

                  (d) the Company defaults in any other payment obligation of the Company (other than a payment obligation relating to a Qualified Sales and Financing Transaction) with an outstanding principal amount in excess of $1,000,000, such default results in such payment obligation becoming or being declared immediately due and payable and such declaration is not rescinded or annulled within a period of 60 days after the Company's receipt of written notice of such declaration;

                  (e) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay debts as the same become due; or

                  (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a custodian of the Company or for all or substantially all of its property; (iii) orders the liquidation of the Company, and in each case the order or decree remains unstayed and in effect for 120 consecutive days.

         The term "BANKRUPTCY LAW" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors. The term "custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (c) of this Section 6.1 (except for a Default with respect to Section 4.6 or 5.1) is not an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the then outstanding Securities notify the Company in writing of the Default and the Company does not cure the Default or such Default is not waived within 60 days after receipt of the notice pursuant to Section 6.4. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2 ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clauses (e) or (f) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least a majority in principal amount of the then outstanding Securities by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration, all unpaid principal of and accrued interest on all Securities shall be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to, or with respect to, the Senior Debt, such a declaration of acceleration by the Holders shall not become effective until the later of (i) the day which is five Business Days after the receipt by each of the Company and the holders of Senior Debt of such written notice of acceleration or (ii) the date of acceleration of any Indebtedness under any Senior Debt; and provided, further, that, so long as any Senior Debt is outstanding, any such declaration by the Trustee or the Holders shall not become effective if any period during which the Company is not permitted to make payment on account of the Securities pursuant to Section 10.3 is then in effect. If an Event of Default specified in clause (e) or (f) of Section 6.1 occurs, all unpaid principal of and accrued interest on all Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.


INDENTURE - Page 26

SECTION 6.3 OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may, after a declaration of acceleration under Section 6.2 above, pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 WAIVER OF PAST DEFAULTS.

         Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of the Holders of all Securities, waive any existing Default or Event of Default and its consequences under this Indenture, including without limitation a rescission of an acceleration pursuant to Section 6.2, except for a continuing Default or Event of Default in the payment of interest on or the principal of any Security held by a non-consenting Holder, or except for a waiver that would conflict with any judgment or decree. Upon actual receipt of any such notice of waiver by a Responsible Officer of the Trustee, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.5 CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, provided, that indemnification for the Trustee's fees and expenses, in a form reasonably satisfactory to the Trustee, shall have been provided. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

SECTION 6.6 LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least a majority in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;


INDENTURE - Page 27

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60 day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, but subject to
Article X hereof, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.8 COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

                  (a) The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses,

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         disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  (b) If the Trustee does not file a proper claim or proof of debt in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claims or proofs, then any holder of Senior Debt shall have the right to demand, sue for, collect and receive the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Debt as provided in Article X hereof and to file and prove all claims therefor and to take all such other action in the name of the Holders or otherwise, as such holder of Senior Debt may determine to be necessary or appropriate for the enforcement of the provisions of
         Article X hereof.

SECTION 6.10 PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article X hereof, pay out the money in the following order:

                  (a) FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, if any, by the Trustee and the costs and expenses of collection;

                  (b) SECOND: to holders of Senior Debt to the extent required by Article X hereof;

                  (c) THIRD: to (i) Holders for amounts due and unpaid on the Securities for principal and interest, and (ii) holders of Pari Passu Debt for amounts due and unpaid on such Pari Passu Debt for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities and/or such Pari Passu Debt for principal and interest, respectively; and

                  (d) FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than ten percent (10%) in principal amount of the then outstanding Securities.

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                                  ARTICLE VII

                                     TRUSTEE

SECTION 7.1 DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) The duties of the Trustee shall be determined
                  solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                           (ii) In the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, reports, documents, orders, certificates, opinions or other instruments furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any of the above that are specifically required to be furnished to the Trustee pursuant to this Indenture, the Trustee shall examine them to determine whether they substantially conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This paragraph does not limit the effect of
                  paragraph (b)(i) and (b)(ii) of this Section.

                           (ii) The Trustee shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable to the Holders
                  with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

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                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company or, except with respect to any money held by the Trustee over a holiday or weekend, in which event the Trustee shall remit to the Company the interest earnings on such money at a rate equal to the then current rate for money market funds invested by the Trustee; provided that the Company has directed the Trustee to invest such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2 RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented to it by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or any Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         Delivery of reports, information and documents to the Trustee under Sections 4.3(a), 4.3(b) and 4.4(b) is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence or the supervision of any agents, attorneys, custodians or nominees appointed by it with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

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                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall not be deemed to have notice of an Event of Default for any purpose under this Indenture unless notified of such Event of Default by the Company, the Paying Agent (if other than the Company) or a Holder of the Securities.

SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4 TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5 NOTICE OF DEFAULTS.

         If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Event of Default within 90 days after it occurs or as soon as practicable after it is known to a Responsible Officer of the Trustee. Except in the case of an Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as the Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS.

                  (a) Within 60 days of the end of each Fiscal Year, commencing with the fiscal year ending December 31, 2006, the Trustee shall mail to Holders (with a copy to the Company) a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be prepared or transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).


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

                  (b) Commencing at the time this Indenture is qualified under the TIA, a copy of each report mailed to Holders under this Section 7.6 (at the time of its mailing to Holders) shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee if and when the Securities are listed on any stock exchange.

SECTION 7.7 COMPENSATION AND INDEMNITY.

                  (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its performance of the duties and services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in Section 7.7(d). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced thereby. The Company shall defend the claim and the Trustee shall reasonably cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) The obligations of the Company to pay compensation under
         Section 7.7(a) through the date of termination, and for indemnification under Section 7.7(b) shall survive the satisfaction and discharge of this Indenture.

                  (d) The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence, bad faith or willful misconduct.

                  (e) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Securities or to pay Senior Debt. Such lien shall survive the satisfaction and discharge of this Indenture.

                  (f) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

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SECTION 7.8 REPLACEMENT OF TRUSTEE.

                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                  (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority of the aggregate principal amount of the outstanding Securities may remove the Trustee (including any successor Trustee) at any time by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                           (i) the Trustee fails to comply with Section 7.10;

                           (ii) the Trustee is adjudged a bankrupt or an
                  insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                           (iii) a Custodian or public officer takes charge of
                  the Trustee or its property;

                           (iv) the Trustee becomes incapable of acting as
                  Trustee under this Indenture, or

                           (v) the Company so elects, provided such replacement
                  Trustee is qualified.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                  (d) If a successor Trustee does not take office within 30 days after notice that the Trustee has resigned or has been removed, the Company or the Trustee or the Holders of at least a majority in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to all Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations to pay compensation under Section 7.7(a) through the date of termination, and for indemnification under Section 7.7(b) hereof shall continue for the benefit of the retiring Trustee.

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SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

                  (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, state, territorial or District of Columbia authority and shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition.

                  (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2). The Trustee shall be subject to TIA ss. 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall be subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

SECTION 8.1 TERMINATION OF COMPANY'S OBLIGATIONS.

                  (a) This Indenture shall cease to be of further effect (except that the Company's obligations to pay compensation under Section 7.7(a) through the date of termination, and for indemnification under Section 7.7(b) and its obligations under Section 8.4, and the Company's, Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when, without violating Article X hereof, all outstanding Securities have been paid in full and the Company has paid all sums payable by the Company hereunder. In addition, the Company may terminate all of its obligations under this Indenture if, without violating Article X hereof:

                           (i) the Company irrevocably deposits in trust with
                  the Trustee or, at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient (as certified by an independent public accountant designated by the Company) to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that (A) the trustee of the


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

                  irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

                           (ii) the Company delivers to the Trustee an Officers'
                  Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with; and

                           (iii) no Default or Event of Default with respect to
                  the Securities shall have occurred and be continuing on the date of such deposit.

         Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Company may make the deposit only if Article X hereof does not prohibit such payment. However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.2, 7.7(c),
         7.8, 8.3 and 8.4 and the Trustee's and Paying Agent's obligations in
         Section 8.3 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations to pay compensation under Section 7.7(a) through the date of termination, and for indemnification under Section 7.7(b), its obligations under Section
         8.4 and the Company's, Trustee's and Paying Agent's obligations in
         Section 8.3 shall survive.

                  (b) After such irrevocable deposit made pursuant to this
         Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                  (c) In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.2 APPLICATION OF TRUST MONEY.

         The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8. 1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

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

SECTION 8.3 REPAYMENT TO COMPANY.

                  (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

                  (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest on the Securities that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a newspaper of widespread circulation published in Orange County, California. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.4 REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment, as long as no money is owed to the Trustee by the Company, from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1 WITHOUT CONSENT OF THE HOLDERS.

         The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to comply with Section 5.1;

                  (c) to provide for the issuance of uncertificated Securities or certificated Securities in excess of an aggregate outstanding principal balance of $100 million;

INDENTURE - Page 37

                  (d) to make any change that does not adversely affect the legal rights hereunder of any Holder, including but not limited to, an increase in the aggregate dollar amount of Securities which may be outstanding under this Indenture;

                  (e) make any change in Section 3.2; provided, however, that no such change shall adversely affect the rights of any outstanding or issued Security; or

                  (f) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

SECTION 9.2 WITH CONSENT OF THE HOLDERS.

                  (a) The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. The Holders of a majority in principal of the then outstanding Securities may also waive on behalf of all Holders any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities. However, without the consent of the Holder of each Security affected, an amendment or waiver under this Section may not (with respect to any Security held by a nonconsenting Holder):

                           (i) reduce the aggregate principal amount of
                  Securities whose Holders must consent to an amendment, supplement or waiver;

                           (ii) reduce the rate of or change the time for
                  payment of interest, including default interest, on any outstanding Security;

                           (iii) reduce the principal of or change the fixed
                  maturity of any Security or alter the redemption provisions or the price at which the Company shall offer to purchase such Security pursuant to Section 3.1 of Article III hereof;

                           (iv) make any Security payable in money other than
                  that stated in the Prospectus;

                           (v) modify or eliminate the right of the estate of a
                  Holder or a Holder to cause the Company to repurchase a Security upon the death or Total Permanent Disability of a Holder pursuant to Article III; provided, however, that the Company may not modify or eliminate such right, as it may be in effect on the Issue Date, of any Security which was issued with such right, and after an amendment under this subsection 9.2(a)(v) becomes effective, the Company shall mail to the Holders of each Security then outstanding a notice briefly describing the amendment;

                           (vi) make any change in Section 6.4 or 6.7 hereof or
                  in this sentence of this Section 9.2;

                           (vii) make any change in Article X that materially
                  adversely affects the rights of any Holders; or

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                           (viii) waive a Default or Event of Default in the
                  payment of principal of or interest on any Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration).

                  (b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (c) After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT.

         If at the time this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4 EFFECT OF CONSENTS.

                  (a) Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  (b) The Company may fix a record date for determining which Holders must consent to such amendment or waivers. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate.

SECTION 9.5 NOTATION ON OR EXCHANGE OF SECURITIES.

         The Trustee may place an appropriate notation about an amendment or waiver on any Security, if certificated, or any Account statement. Failure to make any notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

INDENTURE - Page 39
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SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if, in the Trustee's reasonable discretion, the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel (or written advice of counsel) as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it.

                                   ARTICLE X

                                  SUBORDINATION

SECTION 10.1 AGREEMENT TO SUBORDINATE.

                  (a) The Company agrees, and each Holder by accepting a Security consents and agrees, that the Indebtedness evidenced by the Securities and the payment of the principal of, and interest on and other amounts owing with respect to, the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, of all Obligations due in respect of Senior Debt of the Company whether outstanding on the date hereof or hereafter incurred, and that the subordination is for the benefit of the holders of Senior Debt.

                  (b) For purposes of this Article X, a payment or distribution on account of the Securities may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of any of the Securities shall include, without limitation, any redemption, purchase or other acquisition of the Securities.

SECTION 10.2 LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                  (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon (i) any dissolution or winding-up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or
         (ii) any bankruptcy or insolvency case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, (iii) any assignment for the benefit of creditors or any other marshaling of assets of the Company, all obligations due, or to become due, in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) shall first indefeasibly be paid in full, or provision shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before any payment is made on account of the principal of

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

         or interest on the Securities. Upon any such dissolution, winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (in order of priority, and when of equal priority, pro rata to such holders of equal priority on the basis of the amounts of Senior Debt held by such holders) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full, or provisions shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                  (b) For purposes of this Article X, the words "cash, property or securities" shall be deemed to include securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Securities, to the payment of all Senior Debt then outstanding or to the payment of all securities issued in exchange therefor to the holders of Senior Debt at the time outstanding. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
         Section if such other corporation shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in
         Article V.

                  (c) The provisions of Section 10.2(a) and (b) shall not prohibit, restrict or otherwise limit the Company from entering into, sponsoring or conducting any Qualified Sales and Financing Transaction.

SECTION 10.3 DEFAULT OF SENIOR DEBT.

                  (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or any amount owing from time to time under or in respect of Senior Debt or in the event that any nonpayment event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) in the event that any other nonpayment event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then the Company shall make no payment, direct or indirect (including any payment which may be payable by reason of

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         the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities) on account of any Securities unless and until (i) such event of default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded or annulled, or (ii) in case of any nonpayment event of default specified in (b), during the period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date the Company and the Trustee receive written notice (a "PAYMENT NOTICE") of such event of default (which notice shall be binding on the Trustee and the Holders as to the occurrence of such an event of default) from a holder of the Senior
         Debt to which such default relates and ending on the earliest of (A)
         179 days after such date, (B) the date, if any, on which such Senior Debt to which such default relates is discharged or such default is waived by the holders of such Senior Debt or otherwise cured and (C) the date on which the Trustee receives written notice from the holder of such Senior Debt to which such default relates terminating the Payment Blockage Period. Notwithstanding the foregoing, during any Payment Blockage Period, the Company shall make payments for rescinded subscriptions under Section 2.2(b) (including subscriptions that occur at a time when a post-effective amendment to the Registration Statement was required but not yet effective). The holders of the Senior Debt may deliver up to three (3) Payment Notices to the Company and the Trustee in any 360 day period, provided that in no event shall the cumulative Payment Blockage Periods exceed 179 days in a 360 day period.

                  (b) Subject to the provisions of Sections 6.9 and 10.7, neither the Trustee nor the Holders may take any action to assert, demand, sue for, collect, enforce or realize upon the Securities or the related Obligations or any part thereof in any period during which the Company is not permitted to make payment on account of the Securities pursuant to Section 10.3, unless and only to the extent that the commencement of a legal action may be required to toll the running of any applicable statute of limitations.

SECTION 10.4 WHEN DISTRIBUTION MUST BE PAID OVER.

                  (a) If the Trustee or any Holder receives any payment with respect to the Securities, whether in cash, property or securities, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt (in order of their priority, and when of equal priority, pro rata to such holders of equal priority on the basis of the amounts of Senior Debt held by such holders) for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  (b) With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt

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

         shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

SECTION 10.5 NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt provided in this Article.

SECTION 10.6 SUBROGATION.

         After all Senior Debt is paid in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt.

SECTION 10.7 RELATIVE RIGHTS.

                  (a) This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

                           (i) impair, as between the Company and Holders, the
                  obligations of the Company, which are absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                           (ii) affect the relative rights of Holders and
                  creditors of the Company other than their rights in relation to holders of Senior Debt; or

                           (iii) prevent the Trustee or any Holder from
                  exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

                  (b) If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 10.8 SUBORDINATION MAY NOT BE IMPAIRED BY THE COMPANY OR HOLDERS OF SENIOR DEBT.

                  (a) No right of any present or future holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Securities and the Obligations related thereto shall be prejudiced or impaired by any act or failure to act by any such holder or by the Company, the Trustee or any Agent or by the failure of the Company to comply with this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

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

                  (b) Without limiting the effect of the preceding paragraph, any holder of Senior Debt may at any time and from time to time without the consent of or notice to any other holder or to the Trustee, without impairing or releasing any of the rights of any holder of Senior Debt under this Indenture, upon or without any terms or conditions and in whole or in part:

                           (i) change the manner, place or term of payment, or
                  change or extend the time of payment of, renew or alter any Senior Debt or any other liability of the Company to such holder, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions of this Article X shall apply to the Senior Debt as so changed, extended, renewed or altered;

                           (ii) notwithstanding the provisions of Section 5.1
                  hereof, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Debt or any other liability of the Company to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof or any offset thereagainst;

                           (iii) exercise or refrain from exercising any rights
                  or remedies against the Company or others or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of the Company or any other Person; and

                           (iv) settle or compromise any Senior Debt or any
                  other liability of the Company to such holder, or any security therefor, or any liability incurred directly or indirectly in respect thereof.

                  (c) All rights and interests under this Indenture of any holder of Senior Debt and all agreements and obligations of the Trustee, the Holders, and the Company under Article VI and under this
         Article X shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any agreement or instrument relating to any Senior Debt or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any Holder, or the Company.

                  (d) Any holder of Senior Debt is hereby authorized to demand specific performance of the provisions of this Article X, whether or not the Company shall have complied with any of the provisions of this
         Article X applicable to it, at any time when the Trustee or any Holder shall have failed to comply with any of these provisions. The Trustee and the Holders irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

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SECTION 10.9 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  (a) Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

                  (b) Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending or upon any certificate of any representative of any holder of Senior Debt or of the liquidating trustee or agent or other Person making any distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

SECTION 10.10 RIGHTS OF TRUSTEE AND PAYING AGENT.

                  (a) Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Securities unless it shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article, which notice, unless specified by a holder of Senior Debt as such, shall not be deemed to be a Payment Notice. The Trustee may conclusively rely on such notice. Only the Company or a holder of Senior Debt may give the notice. Nothing in this Article X shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                  (b) The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.11 AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination as provided in this Article X, and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 10.12 ARTICLE APPLICABLE TO PAYING AGENT.

         In case at any time any Paying Agent (other than the Trustee or the Company) shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article X shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article X in addition to or in place of the Trustee.

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SECTION 10.13 MISCELLANEOUS.

                  (a) The agreements contained in this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                  (b) The Trustee shall notify all holders of Senior Debt (of whose identity the Trustee has received reasonable advance written notice) of the existence of any Default or Event of Default under
         Section 6.1 promptly after a Responsible Officer of the Trustee actually becomes aware thereof; provided, however, that at least five Business Days prior to the notification of any holder of Senior Debt under this Section 10.13, the Trustee shall provide the Company with notice of its intent to provide such notification, provided further, however, that no defect in the form or delivery of the Trustee's notice to the Company shall preclude the timely notice by the Trustee to the holders of Senior Debt.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.2 NOTICES.

(a) Any notice, instruction, direction, request or other communication by the Company, the Trustee or any other holder of Senior Debt to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company:

                  Consumer Portfolio Services, Inc.
                  16355 Laguna Canyon Road
                  Irvine, CA 92618

                  Attention:  Chief Financial Officer
                  Telecopier: 949-753-6897

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

                  With a copy to:

                  Andrews Kurth LLP
                  1717 Main Street, Suite 3700
                  Dallas, TX 75201..

                  Attention:  Mark W. Harris
                  Telecopier:  214-659-4773

                  If to the Trustee:

                  Wells Fargo Bank, National Association
                  Sixth Street and Marquette Avenue
                  MAC N9303-120
                  Minneapolis, Minnesota, 55479

                  Attention:  Consumer Portfolio Services, Inc, Administrator
                  Telecopier:  (612) 667-9825


         If to a holder of Senior Debt, such address as such holder of Senior Debt shall have provided in writing to the Company and the Trustee.

                  (b) The Company, the Trustee or a holder of Senior Debt by notice to the Company and the Trustee may designate additional or different addresses for subsequent notices or communications.

                  (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  (d) Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (f) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Trustee shall be subject to ss. 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

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SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and

                  (d) a statement whether, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.6 RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7 LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of Minnesota or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

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

SECTION 11.8 NO RECOURSE AGAINST OTHERS.

         No director, officer, employee, agent, manager or stockholder of the Company as such, shall have any liability for any Obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

SECTION 11.9 DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 11.10 GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

SECTION 11.11 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12 SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.13 SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14 COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.15 TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions thereof.


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                            [REMAINDER OF PAGE BLANK]



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                                   SIGNATURES:


         IN WITNESS WHEREOF, the parties hereto have caused to be duly executed as of the day and year first written above, this Indenture.

                                         CONSUMER PORTFOLIO SERVICES, INC.

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         a national banking association,
                                         as Trustee


                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------




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